InnerWorkings Announces Fourth Quarter and Full-Year 2015 Results
Fourth quarter revenue grew 15% in constant currency; full year operating cash flow was a record $43.4 million

CHICAGO, IL - February 18, 2016 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today announced financial results for the year ended December 31, 2015. For all Non-GAAP references below, please refer to the non-GAAP reconciliation tables at the end of this release for more information.

“2015 marked the best year in our company’s history in terms of both profitability and new client wins,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “Our technology, reputation, and global platform distinguish us as the premier provider to execute marketing campaigns for the world's most successful companies.”

Fourth Quarter 2015 Highlights

•	Four new enterprise contracts signed, including a large comprehensive agreement with global premium spirits company Beam Suntory.

•	Revenue was $270.3 million as reported and $283.8 million in constant currency, reflecting 15.1% growth in constant currency compared with $246.6 million in the fourth quarter of 2014.

•	Net cash provided by operating activities was $50.7 million, compared to $3.5 million in the fourth quarter of 2014.

•
Non-GAAP diluted earnings per share were $0.08 as reported and $0.09 in constant currency. GAAP net loss per share was $0.75 and GAAP net loss was $39.9 million, mainly due to a noncash goodwill impairment charge and other realignment-related items totaling $46.0 million.

•	Non-GAAP adjusted EBITDA was $14.7 million as reported and $15.4 million in constant currency, reflecting 22.8% growth in constant currency as compared to $12.5 million in the fourth quarter of 2014.

Full-Year 2015 Highlights

•	Record new enterprise contracts signed totaling $135 million in annual revenue at full run-rate.

•	Revenue was $1.03 billion as reported and $1.09 billion in constant currency, reflecting 9.3% growth in constant currency compared with $1.00 billion in 2014.

•	Net cash provided by operating activities was $43.4 million, compared to net cash used for operating activities of $12.5 million in 2014.

•
Non-GAAP diluted earnings per share were $0.25 as reported and $0.31 in constant currency. GAAP net loss per share was $0.61 and GAAP net loss was $32.3 million, mainly due to a noncash goodwill impairment charge and other realignment-related items totaling $46.0 million.

•	Non-GAAP adjusted EBITDA was $51.9 million as reported and $55.7 million in constant currency, reflecting 30.0% growth in constant currency as compared to $42.8 million in 2014.

•	The Company’s innovative technology became even more integral to the suite of services, with an average of 50,000 marketing professionals and suppliers logging in daily during 2015.

“We exceeded our adjusted EBITDA guidance for 2015 and ended the year on a very strong note,” said Jeffrey P. Pritchett, Chief Financial Officer of InnerWorkings. “I am confident we can continue to improve our returns on invested capital through cost discipline and operating leverage as we onboard a growing list of enterprise clients in 2016 and beyond.”

Financial Results

Fourth quarter non-GAAP diluted earnings per share were $0.08 and GAAP net loss per share was $0.75. The largest component of the difference between the GAAP and non-GAAP earnings per share was a noncash goodwill impairment charge in the amount of $37.5 million, or $0.70 per share, related to the historical performance and future expectations for a portion of the Company’s international operations. The global realignment strategy announced in December 2015 will drive stronger integration of the Company’s global platform to more efficiently meet client needs while improving financial results, with at least $3.0 million in profit improvement expected to be realized during 2016.

Outlook
The Company expects 2016 annual revenue to range between $1.06 billion and $1.08 billion, representing growth of 3% to 5% compared to 2015 (6% to 8% compared to 2015 on a constant currency basis and excluding two operations we are exiting, one in Venezuela and another in a small European market). Non-GAAP adjusted EBITDA is expected to be between $58.0 million and $62.0 million in 2016, representing growth of 12% to 19% compared to 2015 on a reported basis and 16% to 24% growth on a constant currency basis. The Company forecasts non-GAAP diluted earnings per share to be $0.30 to $0.33, representing growth of 20% to 32% compared to 2015 on a reported basis and 30% to 43% on a constant currency basis.

Conference Call
Eric D. Belcher, Chief Executive Officer, and Jeffrey P. Pritchett, Chief Financial Officer, will host a conference call to discuss the results today at 4:30 p.m. Central time (5:30 p.m. Eastern time).
The phone number to access the conference call is (877) 771-7024. A live audio webcast of the call will be available through InnerWorkings’ website at http://investor.inwk.com/events.cfm. A replay of the webcast will be available later today at the same location.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow, Non-GAAP diluted earnings per share and constant currency. We believe these measures provide useful information to investors because they provide information about the estimated financial performance of the Company's ongoing business. These measures are used by management in its financial and operational decision-making and evaluation of overall operating performance. With respect to constant currency, we believe such presentation allows investors to measure our financial performance exclusive of foreign currency exchange fluctuations more clearly. Constant currency for revenue, gross profit and Non-GAAP Adjusted EBITDA is calculated by retranslating current period results at a consistent rate with the prior period results. This approach is based on the pricing currency for each country, which is typically the functional currency. All of these non-GAAP financial measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the “GAAP to Non-GAAP Reconciliation” included in this release.
The Company has not quantitatively reconciled its guidance for non-GAAP adjusted EBITDA or non-GAAP diluted earnings per share to their most comparable GAAP measure because the Company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the Company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the nearest GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s financial results.

Forward-Looking Statements
This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K.

About InnerWorkings
InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is based in Chicago, IL and employs more than 1,500 individuals to support global clients in the execution of multi-faceted brand campaigns in every major market around the world. Among the many industries InnerWorkings serves are: retail, financial services, hospitality, consumer packaged goods, not-for-profits, healthcare, food & beverage, broadcasting & cable, and transportation. For more information visit: www.inwk.com.

CONTACT:
Bridget Freas
InnerWorkings, Inc.
312.589.5613
bfreas@inwk.com

Condensed Consolidated Statements of Income

($ in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)
Revenue	$270,311	$246,642	$1,029,353	$1,000,133
Cost of goods sold	207,772	187,792	789,159	770,673
Gross profit	62,539	58,850	240,195	229,459
Operating expenses:
Selling, general and administrative expenses	50,890	48,613	196,194	195,006
Depreciation and amortization	4,629	4,792	17,472	17,723
Change in fair value of contingent consideration	(1,961)	(36,130)	(270)	(37,874)
Goodwill impairment charge	37,539	—	37,539	—
Intangible asset impairment charges	202	2,710	202	2,710
Restructuring and other charges	1,053	—	1,053	—
Income (loss) from operations	(29,813)	38,865	(11,995)	51,893
Other income (expense):
Interest income	14	22	69	57
Interest expense	(1,230)	(1,346)	(4,612)	(4,428)
Other, net	(2,143)	(440)	(3,135)	(747)
Total other expense	(3,359)	(1,763)	(7,678)	(5,118)
Income (loss) before income taxes	(33,172)	37,102	(19,673)	46,775
Income tax expense (benefit)	6,719	(352)	12,665	2,313
Net income (loss)	$(39,891)	$37,453	$(32,338)	$44,462

Basic earnings (loss) per share	$(0.75)	$0.71	$(0.61)	$0.85
Diluted earnings (loss) per share	$(0.75)	$0.69	$(0.61)	$0.84

Weighted average shares outstanding, basic	53,093	52,805	52,791	52,095
Weighted average shares outstanding, diluted	53,093	53,976	52,791	53,104

Condensed Consolidated Balance Sheets

($ in thousands)	December 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,755	$22,578
Accounts receivable, net of allowance for doubtful accounts	188,819	179,466
Unbilled revenue	30,758	31,699
Inventories	33,327	27,163
Prepaid expenses	14,353	12,684
Deferred income taxes	—	1,819
Other current assets	31,825	28,819
Total current assets	329,837	304,228
Property and equipment, net	32,681	29,764
Intangibles and other assets:
Goodwill	206,257	246,948
Intangible assets, net	37,715	44,920
Deferred income taxes	586	3,904
Other assets	1,390	1,488
Total intangibles and other assets	245,948	297,259
Total assets	$608,467	$631,250
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$170,244	$144,045
Current portion of contingent consideration	11,342	9,078
Due to seller	402	402
Other liabilities	31,363	30,637
Accrued expenses	11,602	9,990
Total current liabilities	224,954	194,152
Revolving credit facility	99,258	104,539
Deferred income taxes	12,487	9,967
Contingent consideration, net of current portion	10,820	23,504
Other long-term liabilities	2,510	2,942
Total liabilities	350,028	335,104
Stockholders' equity:
Common stock	6	6
Additional paid-in capital	213,977	207,429
Treasury stock at cost	(52,207)	(49,996)
Accumulated other comprehensive income (loss)	(13,993)	(5,401)
Retained earnings	110,655	144,109
Total stockholders' equity	258,439	296,147
Total liabilities and stockholders' equity	$608,467	$631,250

Cash Flow Data

($ in thousands)	Year Ended December 31,
	2015	2014
	(unaudited)
Cash flows from operating activities
Net income (loss)	$(32,338)	$44,462
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income taxes	7,320	(2,191)
Stock-based compensation expense	5,873	5,352
Excess tax benefit from exercise of stock awards	—	(185)
Depreciation and amortization	17,472	17,723
Change in fair value of contingent consideration liability	(270)	(37,874)
Bad debt provision	1,949	1,984
Goodwill impairment charges	37,539	—
Intangible asset impairment charges	202	2,710
Venezuela remeasurement charges	890	—
Secured asset reserve	2,023	—
Other operating activities	210	363
Change in assets, net of acquisitions:
Accounts receivable and unbilled revenue	(10,361)	(13,832)
Inventories	(8,188)	(635)
Prepaid expenses and other assets	(6,138)	(7,356)
Change in liabilities, net of acquisitions:
Accounts payable	26,199	(25,199)
Accrued expenses and other liabilities	1,021	2,161
Net cash provided by (used in) operating activities	43,402	(12,514)

Cash flows from investing activities
Purchases of property and equipment	(15,034)	(14,116)
Other investing activities	—	(594)
Net cash used in investing activities	(15,034)	(14,711)

Cash flows from financing activities
Secured borrowing arrangements	(799)	2,618
Payments of contingent consideration	(8,010)	(5,769)
Net borrowings from revolving credit facility	(5,281)	35,539
Excess tax benefit from exercise of stock awards	—	185
Proceeds from exercise of stock options	1,195	778
Acquisition of treasury stock	(4,897)	—
Payment of debt issuance costs	—	(696)
Other financing activities	(594)	(399)
Net cash provided by (used in) financing activities	(18,387)	32,256

Effect of exchange rate changes on cash and cash equivalents	(1,805)	(1,059)
Increase in cash and cash equivalents	8,177	3,972
Cash and cash equivalents, beginning of period	22,578	18,606
Cash and cash equivalents, end of period	$30,755	$22,578

Reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Diluted Earnings Per Share
(Unaudited)

($ in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$(39,891)	$37,453	$(32,338)	$44,462
Income tax expense (benefit)	6,719	(352)	12,665	2,313
Total other expense	3,359	1,763	7,678	5,118
Depreciation and amortization	4,629	4,792	17,472	17,723
Stock-based compensation expense	1,019	1,328	5,873	5,352
Change in fair value of contingent consideration	(1,961)	(36,130)	(270)	(37,874)
Goodwill impairment charge	37,539	—	37,539	—
Intangible asset impairment charges	202	2,710	202	2,710
Restructuring and other charges	1,053	—	1,053	—
Restatement-related professional fees	—	—	—	2,093
Secured asset reserve	2,023	940	2,023	940
Non-GAAP Adjusted EBITDA	$14,691	$12,505	$51,896	$42,838

($ in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$50,659	$3,523	$43,402	$(12,514)
Excess tax benefit from exercise of stock awards *	—	(185)	—	(185)
Net short-term advances on International receivables **	(248)	(99)	(799)	2,618
Non-GAAP Adjusted Operating Cash Flow	$50,411	$3,240	$42,603	$(10,081)

* Represents a U.S. tax deduction in an amount equal to the excess of the market price of the stock on the date of exercise over exercise price.
** US GAAP requires classification in financing activities despite inclusion in working capital on the balance sheet.

($ and shares in thousands, except EPS)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$(39,891)	$37,453	$(32,338)	$44,462
Change in fair value of contingent consideration, net of tax	(1,962)	(36,122)	(282)	(37,571)
Goodwill impairment charge	37,539	—	37,539	—
Intangible asset impairment charges, net of tax	153	1,657	153	1,657
Restructuring and other charges, net of tax	873	—	873	—
Venezuela remeasurement charges	1,521	—	1,521	—
Secured asset reserve, net of tax	1,239	568	1,239	568
Restatement-related professional fees, net of tax	—	—	—	1,266
Realignment-related income tax charges	4,685	—	4,685	—
Adjusted net income	$4,156	$3,556	$13,389	$10,382
Weighted average shares outstanding, diluted	53,756	53,976	53,515	53,104
Non-GAAP Diluted Earnings Per Share	$0.08	$0.07	$0.25	$0.20